LOAN MODIFICATION AGREEMENT

     THIS LOAN MODIFICATION AGREEMENT (this “Agreement”) is made and entered into as of, but not necessarily on, the July 1 day of July, 2012 (the “Effective Date”), by and between Arkanova Acquisition Corporation, a Nevada corporation (the “Company”), and Aton Select Funds Limited (the “Investor”).

Background

     A. The Company is currently indebted to the Investor in the principal amount of US$7,000,000.00 under that certain restated secured promissory note from the Company to Investor entered into as of October 1, 2011 (the "Old Note"); and

     B. The Company and the Investor have reached an agreement whereby the Investor shall: (i) loan to the Company an additional US$1,000,000.00 (the “Additional Loan Amount”); and (ii) consolidate the outstanding principal balance under the Old Note including accrued interest equal to US$315,000 thereon and the Additional Loan Amount into one new amended & rested promissory note in the principal amount of US$8,315,000.00 (the “New Note”) with a new maturity date of June 30, 2013, and

     C. The Company and the Investor now desire to formalize the terms and conditions of their agreement.

Terms and Conditions

     In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Modified Loan. At the Effective Date the Investor shall increase the outstanding balance of its loan to the Company under the Old Note from US$7,315,000.00 to US$8,315,000.00 by wire transfer to the account of the Company at its bank in Austin, Texas, an additional US$1,000,000.00, and extend the loan maturity date to June 30, 2013. The combined new principal balance of the loan from the Investor to the Company shall be evidenced by the New Note in substantially the form attached hereto as Annex "A" made a part hereof for all purposes.

     2. Amended Loan Documents. At the Effective Date, the Company and the Investor shall also enter into, or cause to be entered into, amendments to the loan documents presently securing the Old Note, specifically the note purchase agreement entered into as of October 1, 2011, the pledge agreement entered into as of October 1, 2011 and the guaranty agreement entered into as of October 1, 2011, in substantially the form of amended & restated note purchase agreement, amended & restated pledge agreement and amended & restated guaranty agreement attached hereto as Annexes “B,” “C’” and “D” respectively (the “Amended & Restated Loan Documents”). At the time of signing of the New Note, the Old Note shall be deemed cancelled and the then currently outstanding balance under the Old Note, together with the amount of the Additional Loan, shall be reflected in the New Note.

     3. General Provisions. The following general terms and provisions shall apply to this Agreement:

     (a) Amendment. This Agreement may not be modified, altered, amended, or terminated except by the mutual written agreement of the parties hereto.

     (b) Severability. If a court of competent jurisdiction determines that any provision contained in this Agreement is void, illegal or unenforceable, the other provisions shall remain in full force and effect and the provision held to be void, illegal or unenforceable shall be limited so that it shall remain in effect to the extent permissible by law.

     (c) Choice of Law and Venue. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS. ANY LITIGATION, SPECIAL PROCEEDING OR OTHER PROCEEDING AS BETWEEN THE PARTIES THAT MAY BE BROUGHT, OR ARISE OUT OF, IN CONNECTION WITH OR BY REASON OF THIS AGREEMENT SHALL BE BROUGHT IN THE APPLICABLE FEDERAL OR STATE COURT IN AND FOR TRAVIS COUNTY, TEXAS, WHICH COURTS SHALL BE THE EXCLUSIVE COURTS OF JURISDICTION AND VENUE.

     (d) Preparation of Agreement. Each party to this Agreement acknowledges that: (i) the party had the advice of, or sufficient opportunity to obtain the advice of, legal counsel separate and independent of legal counsel for any other party hereto; (ii) the terms of the transactions contemplated by this Agreement are fair and reasonable to such party; and (iii) such party has voluntarily entered into the transactions contemplated by this Agreement without duress or coercion. Each party further acknowledges that such party was not represented by the legal counsel of any other party hereto in connection with the transactions contemplated by this Agreement, nor was he or it under any belief or understanding that such legal counsel was representing his or its interests. Each party agrees that no conflict, omission or ambiguity in this Agreement, or the interpretation thereof, shall be presumed, implied or otherwise construed against any other party to this Agreement on the basis that such party was responsible for drafting this Agreement.

     (e) Nonwaiver. Unless otherwise expressly provided herein, no waiver by a party of any provision hereof shall be deemed to have been made unless expressed in writing and signed by the other party. No delay or omission in the exercise of any right or remedy accruing to a party upon any breach under this Agreement by the other party shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by a party of any breach of any term, covenant or condition herein stated shall not be deemed to be a waiver of any other breach, or of a subsequent breach of the same or any other term, covenant or condition herein contained.

     (f) Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof and supersedes all prior or contemporaneous representations, understandings and agreements, oral or written, made between the parties effecting the subject matter hereof, and all such prior or contemporaneous representations, understandings and agreements are hereby terminated.

     (g) Parties Bound. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, assigns, heirs and personal representatives.

     (h) Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute but one and the same instrument.

Signatures

     To evidence the binding effect of the foregoing terms and condition, the parties have executed and delivered this Agreement as of, but not necessarily on, the date first above written.

ARKANOVA ACQUISITION CORPORATION

By:	/s/Pierre Mulacek
Pierre Mulacek, President

ATON SELECT FUNDS LIMITED

By:	/s/David Dawes
David Dawes, Director

ANNEX “A”

Amended & Restated Secured Promissory Note

Attached

ANNEX “B”

Amended & Restated Note Purchase Agreement

Attached

ANNEX “C”

Amended & Restated Pledge Agreement

Attached

ANNEX “D”

Amended & Restated Guaranty Agreement

Attached